EXHIBIT 10.2

ASSIGNMENT AND BILL OF SALE

(Catalina Unit)

STATE OF WYOMING	)
)
COUNTY OF CARBON	)

This ASSIGNMENT AND BILL OF SALE (the “Conveyance”) from Anadarko E&P Company, L.P., a Delaware limited partnership, having an address of 1201 Lake Robbins Drive, The Woodlands, Texas 77380 (hereinafter called “Grantor”), to Warren Resources Inc.  a Maryland corporation, having an address of 123 West 1st Street, Suite 400, Casper, WY. 82601 (hereinafter called “Grantee”), is executed this 9th day of October, 2012, but effective as of 7:00 a.m., local time, where the Assets are located, on the 1st day of August, 2012 (“Effective Time”).

Reference is made to the Purchase and Sale Agreement more particularly described in Section 4.2 of this Conveyance.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Purchase and Sale Agreement.

ARTICLE 1

Conveyance of Oil and Gas Interests

Section 1.1. Conveyance: Grantor, for good and valuable consideration, in hand paid, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, and conveys unto Grantee, 26.5% of Grantor’s right, title, interest and estate, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, in and to the following, excepting the Excluded Assets (collectively, the “Assets”):

(a)                                  All of the oil and gas leases; subleases and other leaseholds; carried interests; farmout rights; options; overriding royalty interests; mineral and royalty interests; fee mineral interests; and other properties and interests expressly described on Exhibit A-1 (collectively, the “Leases”), together with each and every kind and character of right, title, claim, and interest that Seller has in and to the Leases or the lands currently pooled, unitized, communitized or consolidated therewith (the “Lands”);

(b)                                 All oil, gas, water or injection wells located on the Lands, whether producing, shut-in, or temporarily abandoned, including the interests in the wells shown on Exhibit A-2 attached hereto (the “Wells”);

(c)                                  All leasehold interest of Seller in or to any currently existing pools or units which include any of the Lands or all or a part of any Leases or include any Wells (all such pools or units, together with the Leases, Lands and Wells, being hereinafter referred to as the “Properties”) and including all interest of Seller derived from the Leases in production of Hydrocarbons from any such unit, whether such production of Hydrocarbons comes from Wells located on or off of a Lease, and all tenements, hereditaments and appurtenances belonging to the Leases and any such pools or units;

(d)                                 all contracts, agreements and instruments by which the Properties are bound, or that relate to or are otherwise applicable to the Properties, Pipelines, Equipment or Facilities, only to the extent applicable to the Properties, Pipelines, Equipment or Facilities, including but not limited to, operating agreements, unitization, pooling and communitization agreements, declarations and orders, joint venture agreements, farmin and farmout agreements, exploration agreements, participation agreements, exchange agreements, transportation or gathering agreements, agreements for the sale and purchase of oil, gas, casinghead gas or carbon dioxide or processing agreements to the extent applicable to the Properties or the production of Hydrocarbons produced in association therewith from the Properties, including those identified on Schedule 1.2(e) to the Purchase and Sale Agreement (hereinafter collectively referred to as the “Contracts”), but excluding any contracts, agreements and instruments to the extent transfer is restricted by third-party agreement or applicable Law and the necessary consents to transfer are not obtained pursuant to Section 7.7 to the Purchase and Sale Agreement and provided that “Contracts” shall not include the instruments constituting the Leases or Surface Contracts;

(e)                                  All easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights (“Surface Contracts”) appurtenant to, and used or held for use primarily in connection with the Properties, Pipelines or Facilities (including those identified on Schedule 1.2(h) to the Purchase and Sale Agreement, but excluding any permits and other rights to the extent transfer is restricted by third-party agreement or applicable Law and the necessary consents to transfer are not obtained pursuant to Section 7.7 to the Purchase and Sale Agreement;

(f)                                    All equipment, machinery, fixtures and other tangible personal property and improvements located on the Properties, or used or held for use primarily in connection with the operation of the Properties, Pipelines or Facilities, including those identified on Exhibit A-2 to the Purchase and Sale Agreement (the “Equipment”);

(g)                                 All flow lines, pipelines, gathering systems and appurtenances thereto located on the Properties or used, or held for use, primarily in connection with the operation of the Properties (collectively, the “Pipelines”);

(h)                                 All plants and facilities used or held for use primarily in connection with the operation of the Properties or the Pipelines (the “Facilities”);

(i)                                     All Hydrocarbons produced from or attributable to the Leases, Lands, and Wells from and after the Effective Time, together with Imbalances associated with the Properties, Pipelines or Facilities; and

(j)                                     All lease files; land files; well files; gas and oil sales contract files; gas processing files; division order files; abstracts; title opinions; land surveys; logs; maps; engineering data and reports; and other books, records, data, files, and accounting records, in each case to the extent related primarily to the Assets, or used or held for use primarily in connection with the maintenance or operation thereof, but excluding (i) any books, records, data, files, maps, and accounting records to the extent disclosure or transfer is restricted by third-party agreement or applicable Law and the necessary consents to transfer are not obtained pursuant to Section 7.7 to the Purchase and Sale Agreement, (ii) computer or communications software or intellectual property (including tapes, codes, data and program documentation and all tangible manifestations and technical information relating thereto), (iii) attorney-client privileged communications and work product of Seller’s or any of Seller’s Affiliates’ legal counsel (other than title opinions) and (iv) records relating to the negotiation and consummation of the sale of the Assets (subject to such exclusions, the “Records”); provided, however, that Seller may retain the originals of such Records as Seller has determined may be required for litigation, tax, accounting, and auditing purposes and provide Purchaser with copies thereof at Seller’s cost.

Section 1.2.                                Excluded Assets:  Excepting and reserving to Grantor the following:

(a)                                  All corporate, financial, income and franchise tax and legal records of Seller that relate to Seller’s business generally (whether or not relating to the Assets), and all books, records and files that relate to the Excluded Assets and those records retained by Seller pursuant to Section 1.1(j) above, and copies of any other Records retained by Seller pursuant to Section 1.5 to the Purchase and Sale Agreement;

(b)                                 All rights to any refund of Taxes or other costs or expenses borne by Seller or Seller’s predecessors in interest and title attributable to periods prior to the Effective Time;

(c)                                  Seller’s area-wide bonds, permits and licenses or other permits, licenses or authorizations used in the conduct of Seller’s business generally;

(d)                                 Those items listed in Schedule 1.3(e) to the Purchase and Sale Agreement;

(e)                                  All trade credits, account receivables, note receivables, take-or-pay amounts receivable, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Time;

(f)                                    All right, title and interest of Seller in and to vehicles or vessels used in connection with the Assets;

(g)                                 All rights, titles, claims and interests of Seller or any Affiliate of Seller (i) to or under any policy or agreement of insurance or any insurance proceeds; except to the extent provided in Section 3.5 to the Purchase and Sale Agreement, and (ii) to or under any bond or bond proceeds;

(h)                                 Any patent, patent application, logo, service mark, copyright, trade name or trademark of or associated with Seller or any Affiliate of Seller or any business of Seller or of any Affiliate of Seller; and

(i)                                     All geological and geophysical data (including all seismic data, including reprocessed data) related primarily to the Properties, or used or held for use primarily in connection with the ownership and operation of the Properties (the “Seismic Data”).

TO HAVE AND TO HOLD the Assets unto Grantee, its successors and assigns, forever, subject, however, to the terms and conditions of this Conveyance.

ARTICLE 2

Limited Warranty and Disclaimers

Special Limited Warranty: As of the Closing Date, Grantor warrants to Grantee that it has Defensible Title to the Assets against all persons claiming or to claim the same or any part thereof by, through or under Grantor or its Affiliates, but not otherwise, subject to the Permitted Encumbrances.

Grantor makes no, and expressly disclaims any, other warranty of title to the Assets. Grantor hereby assigns to Grantee all rights, claims, and causes of action on title warranties given or made by Grantor’s predecessors (other than Affiliates of Grantor), to the extent Grantor may legally transfer such rights.

Grantee shall not be entitled to protection under the special limited warranty of title provided herein against any Title Defect reported by Grantee under Section 3.4(a) to the Purchase and Sale Agreement and/or any Title Defect actually known by Grantee or any of its Affiliates prior to the Title Claim Date.

EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THE PURCHASE AND SALE AGREEMENT, CONFIRMED IN THE CERTIFICATE OF GRANTOR DELIVERED PURSUANT TO SECTION 9.2(c) THERETO, OR IN THIS CONVEYANCE, (I) GRANTOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) GRANTOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO GRANTEE OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO GRANTEE BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF GRANTOR OR ANY OF ITS AFFILIATES).

EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 5 TO THE PURCHASE AND SALE AGREEMENT, CONFIRMED IN THE CERTIFICATE OF GRANTOR DELIVERED PURSUANT TO SECTION 9.2(c) THERETO, OR IN THIS CONVEYANCE, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, GRANTOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO

ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF PETROLEUM SUBSTANCES IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (V) THE PRODUCTION OF HYDROCARBONS FROM THE ASSETS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO GRANTEE OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AND SALE AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT GRANTEE SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS AND THAT GRANTEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS GRANTEE DEEMS APPROPRIATE, OR (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.

GRANTOR HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, ENVIRONMENTAL LIABILITIES, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND GRANTEE SHALL BE DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS” FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 11 OF THE PURCHASE AND SALE AGREEMENT.

ARTICLE 3

Assumption of Obligations

Section 3.1. Assumed Grantor Obligations: Effective on the date of this Conveyance, Grantee assumes and agrees to fulfill, perform, pay and discharge the Assumed Seller Obligations.

Section 3.2. Subject to Leases and Contracts: Grantee is taking the Assets subject to the terms of, among others, those Leases and Contracts identified in the Purchase and Sale Agreement, to the extent those Leases and Contracts are valid, binding and enforceable on the date of this Conveyance, and hereby assumes and agrees to fulfill, perform, pay and discharge Grantor’s obligations under such Leases and Contracts from and after the date of this Conveyance.

Section 3.3. NORM:  Grantee acknowledges that the Assets have been used for exploration, development, production and transportation of Hydrocarbons and that there may be petroleum, produced water, wastes, or other substances or materials located in, on or under the Properties or associated with the Assets.  Equipment and sites included in the Assets may contain asbestos, hazardous substances, or NORM.  NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms.  The wells, materials, and equipment located on the Properties or included in the Assets may contain NORM and other wastes or hazardous substances.  NORM containing material and/or other wastes or hazardous substances may have come in contact with various environmental media, including without limitation, water, soils or sediment.  Special procedures may be required for the assessment, remediation, removal, transportation, or disposal of environmental media, wastes, asbestos, hazardous substances, and NORM from the Assets.

ARTICLE 4

Miscellaneous

Section 4.1. Further Assurances: After Closing, without further consideration, Grantor and Grantee each agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other party for carrying out the purposes of this Conveyance or of any document delivered pursuant to this Conveyance.

Section 4.2. Conveyance Subject to Purchase and Sale Agreement: This Conveyance is expressly subject to the terms and conditions of that certain unrecorded Purchase and Sale Agreement between Grantor and Grantee dated August 16, 2012 but effective August 1, 2012 (the “Purchase and Sale Agreement”). If there is a conflict between the terms of this Conveyance and the Purchase and Sale Agreement, the terms of the Purchase and Sale Agreement shall control.

Section 4.3. Successors and Assigns: This Conveyance shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 4.4. Titles and Captions: All article or section titles or captions in this Conveyance are for convenience only, shall not be deemed part of this Conveyance and in no way define, limit, extend, or describe the scope or intent of any provisions hereof.  Except to the extent otherwise stated in this Conveyance, references to “Articles” and “Sections” are to Articles and Sections of this Conveyance, and references to “Exhibits” are to Exhibits attached to this Conveyance, which are made parts hereof for all purposes.

Section 4.5. Filings.  As a matter of convenience and not as a limitation to the Assets transferred by this Conveyance, the parties hereto may file counterparts of this Conveyance that only include the descriptions of those Assets that are located in the county where such Conveyance is filed.  A fully-executed original of this Conveyance (including the descriptions of all Assets transferred by this Conveyance) shall be maintained at the offices of Grantee.

Section 4.6. Government Assignments.  Separate assignments may be executed on forms approved by Governmental Bodies in sufficient counterparts to satisfy applicable statutory and regulatory requirements.  Those assignments shall be deemed to contain all of the exceptions, reservations, rights, titles, powers and privileges set forth herein as fully as though they were set forth in each such assignment.  In the event of any conflict between the terms of this Conveyance and such other assignments, the terms of this Conveyance shall govern and control.

Section 4.7. Governing Law: This Conveyance and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to principles of conflicts of laws otherwise applicable to such determinations.

Section 4.8. Counterparts:  This Conveyance may be executed in any number of counterparts, and by different parties in separate counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

EXECUTED on the date first written above.

Grantor:

ANADARKO E&P COMPANY, L.P., a
Delaware limited partnership

By:	/s/ A. Scott Moore
A. Scott Moore
Vice President Marketing

Grantee:

WARREN RESOURCES, INC., a
Maryland corporation

By:	/s/ Ellis G. Vickers
ELLIS G. VICKERS,
Senior Vice President — Land Management &
Regulatory Affairs

STATE OF COLORADO	§
§
COUNTY OF DENVER	§

The foregoing instrument was acknowledged before me on the 8th day of October, 2012, by A. Scott Moore, a Vice President of ANADARKO E&P COMPANY, LP, a Delaware limited partnership, on behalf of the partnership.

Witness my hand and official seal.

(SEAL)
/s/ Lorri L. Simpson
Notary Public in and for the State of Colorado

Lorri L. Simpson
(Printed Name of Notary)

My commission expires: 4/27/2013

STATE OF COLORADO	§
§
COUNTY OF DENVER	§

The foregoing instrument was acknowledged before me on the 9th day of October, 2012, by ELLIS G. VICKERS, Senior Vice President — Land Management & Regulatory Affairs of WARREN RESOURCES, INC., a Maryland company, on behalf of the corporation.

Witness my hand and official seal.

(SEAL)
/s/ Vincent Bernal
Notary Public in and for the State of Colorado

Vincent Bernal
(Printed Name of Notary)

My commission expires: 11/04/15